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                       SECURITIES AND EXCHANGE COMMISSION
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                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 21, 2001


                    COMMERCIAL NATIONAL FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

                                    MICHIGAN
                 (State or other jurisdiction of incorporation)



         0-17000                                            38-2799780
(Commission File Number)                   (IRS Employer Identification No.)



              101 North Pine River Street, Ithaca, Michigan    48847
              (Address of principal executive offices)   (Zip Code)


       Registrant's telephone number, including area code: (517) 875-4144





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                           INFORMATION TO BE INCLUDED
                                  IN THE REPORT


Item 5.  Other Events.

On March 9, 2001, Commercial Bank, a wholly-owned subsidiary of Commercial National Financial Corporation, entered into an Assignment and Assumption Agreement for Mortgage Loans with CNFC Mortgage Corporation, a newly-formed, wholly-owned subsidiary of Commercial Bank. Pursuant to the Assignment and Assumption Agreement, Commercial Bank transferred to CNFC Mortgage Corporation residential mortgage loans valued at $90.4 million. Commercial Bank and CNFC Mortgage Corporation also signed a definitive agreement for CNFC Mortgage Corporation to acquire the mortgage servicing rights of Commercial Bank. All new residential mortgage loans will originate and close through CNFC Mortgage Corporation.













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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  March 21, 2001  COMMERCIAL NATIONAL FINANCIAL CORPORATION



                  By:     /s/ Patrick G. Duffy
                          -----------------------
                  Title:    Executive Vice President and Chief Financial Officer
                              (Principal Financial and Accounting Officer)